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                                                                    EXHIBIT 10.2

                                  Procrass Corp
                                   PO Box 1792
                                 Anderson Square
                        Grand Cayman, British West Indies


July 1, 1998


Mr. Allen Sewell, President
Newlands Oil & Gas Inc.
750 West Pender Street, Suite 604
Vancouver, BC Canada       V6C 1G8


                            RE: ENGAGEMENT AGREEMENT


Dear Mr. Sewell:

This letter will set forth the terms and conditions of our agreement by which Newlands Oil & Gas Inc., hereinafter referred to as NEWLANDS will engage Procrass Corp, hereinafter referred to as PROCRASS, as a consultant and coordinator for the purpose of facilitating the preparation of a Private Placement, hereinafter referred to as PP, or a Joint Venture, hereinafter referred to as JV.

PROCRASS proposes to assist in the structure of a Preferred Convertible Stock. NEWLANDS agrees to engage PROCRASS to coordinate certain components of the PP or JV program for NEWLANDS. Included in the services to be provided by PROCRASS are the following:

     A) PROCRASS will consult with securities professionals to evaluate the capital needs of NEWLANDS and advise on the best means available for structuring the Offering.

     B) PROCRASS will consult with a securities attorney, in preparation of the Offering and disclosure documents. NEWLANDS agrees to provide all information and documentation as required for the completion of the Offering.

     C) PROCRASS will undertake to raise on a "best-efforts" basis, $1,500,000 for NEWLANDS.

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     D)   PROCRASS will advise and coordinate with NEWLANDS in the preparation of all accounting information required for the capital-raising program; however, NEWLANDS agrees to be responsible to provide the necessary financial and accounting documentation. NEWLANDS further agrees to provide all such information in an expedited manner.

     E)   PROCRASS will prepare and print the PP documents or JV agreement.

PROCRASS can make no guarantee and NEWLANDS acknowledges that there is no guarantee that the Offering can be completed in any required time frame due to current market conditions.

NEWLANDS agrees to pay a turnkey amount of forty five thousand dollars ($45,000.00) to PROCRASS for the services to be rendered. The turnkey fee will be payable in advance and is non-refundable.

NEWLANDS agrees that the above mentioned turnkey fee covers the cost and expenses said costs and expenses herein are defined as, but not limited to, coordination, administration costs, packaging, printing, consulting, due diligence, travel and any other expenses deemed necessary by PROCRASS in connection with the Offering.

Upon execution of this Agreement and receipt of the required payment, PROCRASS will proceed to immediately evaluate NEWLANDS and verify the initial information and documentation prepared and presented by NEWLANDS to PROCRASS. Furthermore, PROCRASS shall immediately commence with the preparation of NEWLANDS disclosure documents for submissions to potential investors. The responsibility for the full and accurate disclosure shall at all times remain that of NEWLANDS.

NEWLANDS agrees to make available at all times to PROCRASS, for the purposes of due diligence of NEWLANDS and its operations and preparation of the Offering, all of NEWLANDS books, records, files, agreements and other documents as deemed necessary by PROCRASS, as well as direct access to NEWLANDS officers, directors and key personal. Should there occur any event which would have a material effect upon NEWLANDS business, operations, properties or prospects, NEWLANDS shall promptly advise PROCRASS.

NEWLANDS on behalf of itself and its officers and employees hereby agrees that the corporation, division, subsidiaries, employees, agents or consultants will not make any contact with, deal with, or otherwise involve in any transaction with any Broker/Dealer, institution, trust, corporate or individual and investors introduced by their association with PROCRASS or its agents, without written permission from PROCRASS.

This agreement is a perpetuating non-circumvention and non-disclosure guarantee for a period of one (1) year from the date of execution of this agreement and is to be applied to any and all transactions entertained by NEWLANDS.

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NEWLANDS further acknowledges receipt of a copy of this agreement and that the person signing has the legal and proper authority to execute same. Furthermore, this agreement automatically voids any and all contracts or agreements signed prior to this agreement and is agreed to be retroactive to said date by all parties.

This agreement contains the entire understanding of all parties and the undersigned are in agreement that there are no other representations made or obligations accrued except as specified in the terms of this agreement. Said terms may not be amended or altered except in writing, dated and signed by both NEWLANDS and PROCRASS, with reference being made to this agreement.

If the foregoing accurately sets forth our understanding and agreement, please indicate your acceptance by signing in the place provided below and returning to PROCRASS.

Sincerely,



Edward Warwick


AGREED AND ACCEPTED:

NEWLANDS OIL & GAS INC.



By: /s/ Allen Sewell            Date:  July 1, 1998
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     Allen C. Sewell
     President

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